Exhibit 99.2

UNAUDITED FINANCIAL STATEMENTS OF THE ECM BUSINESS OF

STREAMLINE HEALTH SOLUTIONS, INC.

The following unaudited financial statements, for fiscal years ended January 31, 2019 and 2018, and the interim period ended October 31, 2019, were prepared to present, pursuant to the Asset Purchase Agreement, the assets to be acquired, the liabilities to be assumed, and the related revenues and direct expenses of the ECM Business.

The accompanying financial statements have been prepared from the Company’s historical accounting records and do not purport to reflect the revenues and direct expenses that would have resulted if the ECM Business had been a separate, stand-alone business during the periods presented. It is not practicable for management to reasonably estimate expenses that would have resulted if the ECM Business had operated as an unaffiliated, independent business. Since only certain assets are to be acquired and certain liabilities are to be assumed, a balance sheet and statement of stockholders’ equity are not applicable.

As an operating segment of the Company, the ECM Business is dependent upon the Company for all of its working capital and financing requirements.

The unaudited financial statements and accompanying notes should be read in conjunction with our historical financial statements and accompanying notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in our Quarterly Report on Form 10-Q for the nine months ended October 31, 2019 and Annual Report on Form 10-K for the years ended January 31, 2019 and January 31, 2018.

THE ENTERPRISE CONTENT MANAGEMENT BUSINESS

CONDENSED BALANCE SHEETS

(rounded to the nearest thousand dollars)

(Unaudited)

	October 31, 2019	January 31, 2019	January 31, 2018
Current assets:
Accounts receivable, net	$454,000	$1,304,000	$865,000
Contract receivables	65,000	43,000	-
Prepaid and other current assets	534,000	458,000	608,000
Total current assets	1,053,000	1,805,000	1,473,000
Non-current assets:
Property and equipment, net	68,000	148,000	365,000
Capitalized software development costs, net	2,002,000	1,221,000	1,521,000
Goodwill	4,928,000	4,928,000	4,928,000
Other	12,000	37,000	68,000
Total non-current assets	7,010,000	6,334,000	6,882,000
Total assets	$8,063,000	$8,139,000	$8,355,000

Current liabilities:
Accounts payable	$121,000	$430,000	$334,000
Accrued expenses	89,000	138,000	100,000
Deferred revenues	3,469,000	4,570,000	4,602,000
Other	22,000	22,000	-
Total current liabilities	3,701,000	5,160,000	5,036,000
Non-current liabilities:
Deferred revenues, less current portion	92,000	35,000	93,000
Other	18,000	35,000	-
Total non-current liabilities	110,000	70,000	93,000
Total liabilities	3,811,000	5,230,000	5,129,000
Intracompany investment	4,252,000	2,909,000	3,226,000
Total liabilities and intracompany investment	$8,063,000	$8,139,000	$8,355,000

THE ENTERPRISE CONTENT MANAGEMENT BUSINESS

CONDENSED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars)

(Unaudited)

	Nine Months	Twelve Months	Twelve Months
	Ended	Ended	Ended
	October 31, 2019	January 31, 2019	January 31, 2018
Revenues:
System sales	$78,000	$662,000	$166,000
Professional services	513,000	468,000	982,000
Maintenance and support	4,507,000	5,965,000	6,506,000
Software as a service	1,636,000	2,632,000	2,759,000
Total revenues	6,734,000	9,727,000	10,413,000
Operating expenses:
Cost of system sales	(227,000)	852,000	904,000
Cost of professional services	354,000	593,000	909,000
Cost of maintenance and support	731,000	1,179,000	1,084,000
Cost of software as a service	464,000	947,000	1,302,000
Selling, general and administrative expense	191,000	235,000	375,000
Research and development	634,000	317,000	629,000
Total operating expenses	2,147,000	4,123,000	5,203,000
Operating income	4,587,000	5,604,000	5,210,000
Other expense:
Miscellaneous (expense) income	(25,000)	(7,000)	14,000
Income before income taxes	4,562,000	5,597,000	5,224,000
Income tax expense	-	-	-
Net income	$4,562,000	$5,597,000	$5,224,000

THE ENTERPRISE CONTENT MANAGEMENT BUSINESS

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(rounded to the nearest thousand dollars)

(Unaudited)

NOTE A.     DESCRIPTION OF BUSINESS

Streamline Health Solutions, Inc. and its subsidiary (“we”, “us”, “our”, “Streamline”, or the “Company”) operates in one segment as a provider of healthcare information technology solutions and associated services. The Company provides these capabilities through the licensing of its HIM, Coding & CDI, eValuator Coding Analysis Platform, Financial Management and Patient Care solutions and other workflow software applications and the use of such applications by software as a service (“SaaS”). The Company also provides audit services to help clients optimize their internal clinical documentation and coding functions, as well as implementation and consulting services to complement its software solutions. The Company’s software and services enable hospitals and integrated healthcare delivery systems in the United States and Canada to capture, store, manage, route, retrieve and process patient clinical, financial and other healthcare provider information related to the patient revenue cycle. The enterprise content management business (the “ECM Business”), as a business line of the Company, provides the software and services that enable hospitals and integrated healthcare delivery systems in the United States and Canada to capture, store, manage, route, retrieve and process patient clinical, financial and other healthcare provider information related to the patient revenue cycle.

Fiscal Year

All references to a fiscal year refer to the fiscal year commencing February 1 in that calendar year and ending on January 31 of the following calendar year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. The accompanying unaudited condensed financial statements of the ECM Business have been prepared by management without audit and should be read in conjunction with the Company’s financial statements, including the notes thereto, appearing in the Company’s Quarterly Report on Form 10-Q and Annual Report for the nine months ended October 31, 2019, the twelve months ended January 31, 2019 and the twelve months ended January 31, 2018, respectively. In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods indicated, have been made. Management believes that the assumptions in the unaudited condensed financial statements of the ECM Business are reasonable. The results of operations for the ECM Business for the periods presented are not necessarily indicative of operating results that may be achieved if the ECM Business were a standalone company.

NOTE B.     SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the ECM Business financial statements and accompanying notes. Actual results could differ from those estimates.

Immaterial Correction of Errors

In connection with the preparation of the Company’s financial statements for the third quarter ended October 31, 2019, the Company discovered certain errors in “Capitalized software development costs” and related amortization expense for previous periods.  The errors resulted from (i) assets that did not begin to be amortized timely, and (ii) an incorrect method of amortizing the assets.

The assets that did not begin amortizing timely resulted from an administrative error, while the incorrect method of amortization was related to a misapplication of GAAP.  Certain general release documentation was not prepared timely, and distributed, and, accordingly, the Company did not place certain enhancements into service and begin amortization.

Further, the Company has corrected its underlying financial records to utilize the “carry-over” method for amortizing capitalized software development cost.  Under the “carry-over” method, the costs of the enhancements are added to the unamortized costs of the previous version of the product and the combined amount is amortized over the remaining useful life of the product. Including unamortized cost of the original product with the cost of the enhancement for purposes of applying the net realizable value test and amortization provisions is consistent with accounting guidance for software companies that improve their software and discontinue selling or marketing the older versions.  While this method reduced amortization of the underlying assets, the Company’s evaluation of  the net book value of the underlying software development assets in relation to  net realizable value and future cash flows each period ensured the carrying value was not in excess of the net realizable value of a solution for any period. Further, in accordance with guidance for software companies under ASC 985, the Company ensures that amortization is the greater of (i) the ratio of the software product’s current gross revenues to the total of current and expected gross revenues or (ii) straight-line over the remaining useful economic life of the software. The Company continues to monitor its estimated useful life on the underlying products, taking into consideration the product, the market and the industry.

The differences between (i) the amounts calculated, as adjusted for these corrections, and (ii) the amount recorded in previous periods substantially self-corrected by the end of the third quarter, October 31, 2019.

Fair Values of Financial Instruments and Concentration of Credit Risk

The carrying amounts of our financial instruments included in current assets and liabilities approximate fair value due to their short-term nature. Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of trade accounts receivable.

Receivables

Accounts and contract receivables are comprised of amounts owed to the Company for licensed software, professional services, including coding audit, maintenance services, and software as a service and are presented net of the allowance for doubtful accounts. The timing of revenue recognition may not coincide with the billing terms of the client contract, resulting in unbilled receivables or deferred revenues; therefore certain contract receivables represent revenues recognized prior to client billings. Individual contract terms with clients or resellers determine when receivables are due. For billings where the criteria for revenue recognition have not been met, deferred revenue is recorded until all revenue recognition criteria have been met.

Allowance for Doubtful Accounts

In determining the allowance for doubtful accounts, aged receivables are analyzed periodically by management. Each identified receivable is reviewed based upon the most recent information available and the status of any open or unresolved issues with the client preventing the payment thereof. Corrective action, if necessary, is taken by the Company to resolve open issues related to unpaid receivables. During these periodic reviews, the Company determines the required allowances for doubtful accounts for estimated losses resulting from the unwillingness or inability of its clients or resellers to make required payments. The allowance for doubtful accounts was approximately $25,000, $208,000 and $89,000 at October 31, 2019 January 31, 2019 and 2018, respectively. The Company believes that its reserve is adequate, however results may differ in future periods.

Impairment of Long-Lived Assets

The Company reviews the carrying value of long-lived assets for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Among the factors that the Company considers in making the evaluation are changes in market position and profitability. If facts and circumstances are present which may indicate that the carrying amount of the assets may not be recoverable, the Company will prepare a projection of the undiscounted cash flows of the specific asset or asset group and determine if the long-lived assets are recoverable based on these undiscounted cash flows. If impairment is indicated, an adjustment will be made to reduce the carrying amount of these assets to their fair values.

Capitalized Software Development Costs

Software development costs for software to be sold, leased, or marketed are accounted for in accordance with ASC 985-20, Software — Costs of Software to be Sold, Leased or Marketed. Costs associated with the planning and design phase of software development are classified as research and development costs and are expensed as incurred. Once technological feasibility has been established, a portion of the costs incurred in development, including coding, testing and quality assurance, are capitalized until available for general release to clients, and subsequently reported at the lower of unamortized cost or net realizable value. Amortization is calculated on a solution-by-solution basis and is included in Cost of system sales on the condensed statements of operations. Annual amortization is measured at the greater of a) the ratio of the software product’s current gross revenues to the total of current and expected gross revenues or b) straight-line over the remaining economic life of the software (typically three to five years). Unamortized capitalized costs determined to be in excess of the net realizable value of a solution are expensed at the date of such determination. Capitalized software development costs for software to be sold, leased, or marketed, net of accumulated amortization, totaled $2,002,000, $ 1,221,000 and $1,521,000 as of October 31, 2019, January 31, 2019 and January 31, 2018, respectively.

The estimated useful lives of software (including software to be sold and internal-use software) are reviewed frequently and adjusted as appropriate to reflect upcoming development activities that may include significant upgrades and/or enhancements to the existing functionality. The Company reviews, on an on-going basis, the carrying value of its capitalized software development expenditures, net of accumulated amortization.

Revenue Recognition

The ECM Business recognized revenue for all periods presented in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company commences revenue recognition (Step 5 below) in accordance with that core principle after applying the following steps:

•	Step 1: Identify the contract(s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company follows the accounting revenue guidance under ASC 606 to determine whether contracts contain more than one performance obligation. Performance obligations are the unit of accounting for revenue recognition and generally represent the distinct goods or services that are promised to the customer. Revenue is recognized net of any taxes collected from customers and subsequently remitted to governmental authorities.

If the Company determines that it has not satisfied a performance obligation, the Company will defer recognition of the revenue until the performance obligation is deemed to be satisfied. Maintenance and support and SaaS agreements are generally non-cancelable or contain significant penalties for early cancellation, although clients typically have the right to terminate their contracts for cause if it fails to perform material obligations. However, if non-standard acceptance periods, non-standard performance criteria, or cancellation or right of refund terms are required, revenue is recognized upon the satisfaction of such criteria.

Significant judgment is required to determine the standalone selling price (“SSP”) for each performance obligation, the amount allocated to each performance obligation and whether it depicts the amount that the Company expects to receive in exchange for the related product and/or service. As the selling prices of the Company’s software licenses are highly variable, the Company estimates SSP of its software licenses using the residual approach when the software license is sold with other services and observable SSPs exist for the other services. The Company estimates the SSP for maintenance, professional services, and audit services based on observable standalone sales.

Contract Combination

The Company may execute more than one contract or agreement with a single customer. The Company evaluates whether the agreements were negotiated as a package with a single objective, whether the amount of consideration to be paid in one agreement depends on the price and/or performance of another agreement, or whether the good or services promised in the agreements represent a single performance obligation. The conclusions reached can impact the allocation of the transaction price to each performance obligation and the timing of revenue recognition related to those arrangements.

Systems Sales

The Company’s software license arrangements provide the customer with the right to use functional intellectual property. Implementation, support, and other services are typically considered distinct performance obligations when sold with a software license unless these services are determined to significantly modify the software. Revenue is recognized at a point in time. Typically, this is upon shipment of components or electronic download of software.

Maintenance and Support Services

Our maintenance and support obligations include multiple discrete performance obligations, with the two largest being unspecified product upgrades or enhancements, and technical support, which can be offered at various points during a contract period. The Company believes that the multiple discrete performance obligations within our overall maintenance and support obligations can be viewed as a single performance obligation since both the unspecified upgrades and technical support are activities to fulfill the maintenance performance obligation and are rendered concurrently. Maintenance and support agreements entitle clients to technology support, version upgrades, bug fixes and service packs. The Company recognizes maintenance and support revenue ratably over the contract term as this best depicts the access to unspecified upgrades and support provided over time.

Software as a Service

SaaS-based contracts include use of the Company’s platform, implementation, support and other services which represent a single promise to provide continuous access to its software solutions. The Company recognizes revenue ratably over the contract term. The Company defers the direct costs, which include salaries, benefits and contractor fees, for professional services related to SaaS contracts. These deferred costs will be amortized ratably over the identical term as the associated revenues. As of October 31, 2019, January 31, 2019 and January 31, 2018, the ECM Business had deferred costs of $7,000, $37,000 and $68,000 respectively, net of accumulated amortization of $45,000, $15,000 and $150,000, respectively. Amortization expense of these costs was $8,000, $11,000 and $52,000 for the nine months ended October 31, 2019, fiscal years ended January 31, 2019 and 2018, respectively.

Contract Receivables and Deferred Revenues

The Company receives payments from customers based upon contractual billing schedules. Contract receivables include amounts related to the Company’s contractual right to consideration for completed performance obligations not yet invoiced. Deferred revenues include payments received in advance of performance under the contract. Our contract receivables and deferred revenue are reported on an individual contract basis at the end of each reporting period. Contract receivables are classified as current or noncurrent based on the timing of when the Company expects to bill the customer. Deferred revenue is classified as current or noncurrent based on the timing of when the Company expects to recognize revenue. In the nine-month period ended October 31, 2019 the ECM Business recognized $3,922,000 in revenue from deferred revenues outstanding as of January 31, 2019.

Transaction price allocated to the remaining performance obligations

Revenue allocated to remaining performance obligations represents contracted revenue that will be recognized in future periods, which is comprised of deferred revenue and amounts that will be invoiced and recognized as revenue in future periods. Revenue allocated to remaining performance obligations for the ECM Business was $8 million as of October 31, 2019, of which the Company expects to recognize approximately 87% over the next 12 months and the remainder thereafter.

NOTE C — GOODWILL

Pursuant to the guidance in ASC 350-20-35-45 and 35-46, the Company assigned goodwill to the ECM Business based on a relative fair value allocation approach. As such, the goodwill amounts allocated to the ECM Business were derived from the goodwill balances of Streamline Health Solutions, Inc., therefore, the Company believes the goodwill amounts allocated carry with them the results of its previously performed goodwill impairment tests. Accordingly, upon allocation, there was no impairment testing performed for the historical periods presented.

NOTE D — MAJOR CLIENTS

During the nine months ended October 31, 2019, one individual client accounted for 10% or more of the ECM Business total revenues. Two clients represented 22% and 21%, respectively, of total accounts receivable as of October 31, 2019.

During the fiscal years ended January 31, 2019, one individual client accounted for 10% or more of the ECM Business total revenues. Two clients represented 15% and 10%, respectively, of total accounts receivable as of January 31, 2019.

During the fiscal years ended January 31, 2018, three individual clients accounted for 10% or more of the ECM Business total revenues. Two clients represented 16% and 14%, respectively, of total accounts receivable as of January 31, 2018.